EX-21
                           Subsidiaries of the Company


                                   EXHIBIT 21
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                           SUBSIDIARIES OF THE COMPANY
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CEC Properties, Corp., a Nevada corporation

Classic Golf Management, Inc., a Georgia corporation

Worldwise Marketing and Graphics, Inc., a California corporation

First Golf Corporation, a Nevada corporation